Exhibit 23.1

              Consent of Independent Certified Public Accountants

Porta Systems Corp.
Syosset, New York

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 1998 relating to the financial statements of Porta Systems Corp. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP
                                          --------------------------
                                              BDO SEIDMAN, LLP

Melville, New York
December 2, 1998